CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated May 1, 1998 on the consolidated financial statements of Patton Management Corporation included in this current report on Form 8-K, Amendment No. 2, into Able Telcom Holding Corp.'s previously filed Registration Statements Nos. 333-04377 and 333-22105.


/s/ ARTHUR ANDERSEN LLP


Atlanta, Georgia
July 24, 1998